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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement on Form S-8 of IMRS Inc. dated December 30, 1994, pertaining to the Pillar Corporation 1988 Stock Option Plan, and the Pillar Corporation 1992 Long Term Equity Incentive Plan, of our report dated July 22, 1994, except for Note K, as to which the date is September 27, 1994, with respect to the consolidated financial statements and schedules of IMRS Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1994 filed with the Securities and Exchange Commission.




                                                        ERNST & YOUNG LLP



Stamford, Connecticut
December 30, 1994